Exhibit 10.1

                                TOLLING AGREEMENT

      This TOLLING AGREEMENT (this "Agreement") is entered into as of March 16, 2007, by and between BCP Ingredients, Inc., a corporation organized under the laws of Delaware ("Balchem"), and Chinook Global Limited, a corporation organized under the laws of Ontario, Canada (the "Manufacturer").
                                                  ------------

                              Background Statement

      Balchem is in the business of manufacturing and selling feed grade choline chloride 60% dried on cereal carrier ("CC 60%") and 70% dried on cereal carrier ("CC 70%" and, together with CC 60%, the "Products"). The Manufacturer has the capability to manufacture, package and store the Products on behalf of Balchem. Balchem desires to engage the Manufacturer to manufacture, package and store the Products for Balchem, and the Manufacturer desires to manufacture, package and store the Products for Balchem, in accordance with the specifications and quality standards, and upon the other terms and subject to the other conditions, provided herein. This Agreement is being entered into in connection with the closing of the transactions contemplated in the Asset Purchase Agreement, dated the date hereof, between the parties hereto (the "Purchase Agreement").
                                                  ------------------

                             Statement of Agreement

      The parties agree as follows:

      1. Manufacture of Products.
         -----------------------

      (a) Generally. During the term of this Agreement, using Raw Materials (as defined below) supplied by Balchem as contemplated in Section 2, the Manufacturer shall manufacture and package the Products for Balchem at such times and in such quantities as provided in written orders ("Orders") submitted to the Manufacturer by Balchem in accordance with the terms hereof. All Products to be manufactured hereunder shall be manufactured at the Manufacturer's facility in Morrisburg, Ontario, Canada (the "Facility").
                                              --------

      (b) Orders. Each Order shall specify the amount and type of Products requested and the requested date for completion and delivery of Products pursuant to the Order. No Order shall require the completion and delivery Ex Works the Facility of Products by the Manufacturer hereunder in less than five business days unless the order can be filled from existing finished Products inventory. With respect to Products that are to be shipped to destinations outside of Canada or the United States, no Order shall require the completion and delivery Ex Works the Facility of Products by the Manufacturer hereunder in less than ten business days. In addition, no Order or combination of Orders shall require (i) production of Products at the Facility on more than 4 business days per week (each, a "Manufacturing Day") or (ii) the production of more than 250,000 pounds of CC 70% or more than 1,000,000 pounds of Product in the aggregate over any one week period.

      2. Raw Materials.
         -------------

      (a) Supply by Balchem. Balchem agrees to supply and arrange for the delivery to the Facility of, at Balchem's cost and expense, all of the raw materials required for the manufacture, and all of the supplies and other materials required for the packaging and storage, of the Products to be produced hereunder (the "Raw Materials"); provided that the Manufacturer and Balchem agree to reasonably cooperate and work together to determine and forecast Raw Materials needs and to schedule delivery of Raw Materials, which delivery schedule shall be subject to the ultimate control of the Manufacturer. Balchem agrees to arrange for deliveries of Raw Materials to the Facility sufficient to maintain the minimum Raw Materials inventory levels set forth on Exhibit A; provided, however, that during any period in which any of the Raw Materials inventory levels at the Facility exceed the maximum Raw Materials inventory levels set forth on Exhibit A, Balchem shall not schedule, and the Manufacturer shall have no obligation to accept, additional deliveries of Raw Materials, unless agreed to the contrary in writing by the parties.

      (b) Specifications. All Raw Materials supplied by Balchem hereunder shall meet the applicable specifications, if any, set forth with respect to such Raw Materials on Exhibit B attached hereto (the "Raw Materials Specifications").
                                             ----------------------------

      (c)  Exclusive  Use.  The  Manufacturer  shall use all  quantities  of Raw
Materials which Balchem supplies, or for which Balchem arranges supply, hereunder only for the manufacture of the Products hereunder for Balchem and shall not use any such Raw Materials for any other purpose.

      3. Title; Risk of Loss. Balchem shall hold title to, have full ownership of, and bear all risk of loss with respect to all quantities of the Products manufactured hereunder (including work in process) and all Raw Materials delivered to the Manufacturer by Balchem hereunder. The Manufacturer agrees and acknowledges that the Manufacturer shall have no title to any quantity of the Products manufactured hereunder (including work in process) or any Balchem-supplied Raw Materials delivered to the Manufacturer. At Balchem's request, the Manufacturer shall execute (to the extent required by the applicable jurisdiction), deliver and record such financing statements and other instruments as Balchem may reasonably require to evidence and perfect Balchem's title to all quantities of the Products manufactured hereunder (including work in process) and all Balchem-supplied Raw Materials in the Manufacturer's possession.

      4. Quality Control.
         ---------------

      (a) All Products delivered to Balchem pursuant to an Order shall meet the specifications for such Products set forth on Exhibit C attached hereto (the "Specifications").
 --------------

      (b) The Manufacturer shall comply with all applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the manufacture, packaging and storage of the Products and Raw Materials hereunder.

      (c) The Manufacturer shall, upon the written request of Balchem, supply promptly to such address as specified in Balchem's request, a reasonable quantity of samples of Products manufactured by the Manufacturer hereunder in order to enable Balchem to perform any quality testing it wishes to perform with respect thereto.


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

      (d) The Manufacturer shall maintain appropriate records regarding the Products and the manufacture, testing, evaluation, quality compliance and storage thereof, including, without limitation, batch records. The Manufacturer shall permit Balchem, upon five days' advance written notice, during regular business hours of the Manufacturer, to inspect such records.

      (e) In addition to (d) above, Manufacturer shall permit Balchem representatives (at Balchem's sole cost and expense) to be present in order to inspect and/or witness the manufacture of Products hereunder upon two business days' written notice to Manufacturer's plant manager or to Ronald C. Breen. Such representatives' access to the Facility shall be reasonably unencumbered during normal business hours.

      5. Delivery.
         --------

      (a) Terms. The Manufacturer shall deliver the quantities of the Products manufactured hereunder to Balchem Ex Works (INCOTEMS 2000) the Facility at such times as Balchem shall request during normal business hours of the Facility, which are 8:30 a.m. to 5:00 p.m. Monday through Thursday and 8:30 a.m. to 4:00 p.m. Friday. All costs and expenses related to the loading and shipping of Raw Materials and the shipping and delivery of finished Products hereunder shall be exclusively borne by Balchem. Notwithstanding the foregoing, the Manufacturer shall load or arrange for the loading of all finished Products for shipment from the Facility, as well as the unloading of Raw Materials at the Facility.

      (b) Shipment. Balchem shall arrange for shipment of the quantities of the Products manufactured by the Manufacturer for Balchem hereunder at such times, and to such destinations, as Balchem determines. The Manufacturer shall cooperate with Balchem, and provide such reasonable assistance as Balchem may reasonably request, in connection with shipment of the Products manufactured hereunder. The Manufacturer shall use such forms as Balchem may from time to time provide for all shipping documents for Products manufactured hereunder and shall, in any event, cause all shipping documents for Products manufactured hereunder to identify Balchem as the shipper of such Products.

      (c) Storage. The Manufacturer shall store all inventories of finished Products and Raw Materials at the Facility in appropriate storage vessels until shipment. Such storage shall be at no additional charge to Balchem. The parties shall cooperate to manage finished Products and Raw Materials inventory levels; provided, however, that the Manufacturer may, at its sole discretion, upon prompt notice to Balchem, suspend production of the Products during any period in which the finished Products inventory levels at the Facility exceed the maximum finished Products inventory levels set forth on Exhibit D.

      6. Acceptance and Rejection. Balchem or a customer of Balchem (a "Customer") shall have the right to reject any portion of the Products delivered to Balchem or such Customer that fails to meet the Specifications; provided that Balchem or such Customer provide the Manufacturer with written notification of any such rejection within 60 days after delivery of the Products to Balchem Ex Works the Facility. If the Manufacturer has not received written notice of such rejection within such 60 day period, the Products shall be deemed to have been accepted.


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

      7. Price and Payment.
         -----------------

      (a) Price. The price for the services provided by the Manufacturer to Balchem hereunder (the "Service Price") shall be (i) all of the actual reasonable costs incurred by the Manufacturer in providing the services hereunder during the term of this Agreement (the "Costs"), plus (ii) 10% of the Costs. For clarity, the Costs shall include, without limitation, the costs incurred in maintaining and operating the Facility (it being acknowledged and agreed that the Facility is being operated and maintained over the term of this Agreement for the sole purpose of providing these services to Balchem), all direct salaries, wages and benefits costs for employees employed at the Facility, a fixed fee of $9,091 per month for salaries, wages and benefits costs of employees not employed at the Facility, and reasonable third party costs involved in providing the services described herein. Conversely, the Costs shall not include salaries, wages and benefits costs of employees not employed at the Facility (except for the $9,091 per month fixed fee described in the preceding sentence), logistics costs, customer service costs and insurance coverage for loss of Product or Raw Materials. For the purpose of determining a maximum monthly amount of Costs, the parties agree that the Costs shall not exceed, on an individual monthly basis, the average monthly actual costs of manufacture of Products produced by Manufacturer at the Facility during the immediately preceding 12 month period; provided that production of Products during such month does not exceed the average monthly amount of Products produced by Manufacturer at the Facility during the immediately preceding 12 month period. In addition, with respect to plant maintenance costs, the parties agree that (i) any individual plant maintenance or capital project over $5,000 or any three such projects in the aggregate greater than $10,000, shall be reviewed and approved by Balchem prior to execution thereof, (ii) the notices and other communications in connection with such review and approval may be oral (including by telephone) or electronic (including by e-mail), and (iii) such approval by Balchem shall be deemed to have been granted if the project expenditure is not expressly disapproved within 6 hours of the approval request.

      (b) Invoices and Payment. Within three business days after the execution of this Agreement, Balchem shall pay to Manufacturer the sum of $150,000 as a deposit toward the Service Price (the "Deposit"), which shall be applied to the last month's charges hereunder as set forth below. On or before the 5th day of each calendar month during the term of this Agreement, the Manufacturer shall issue an invoice to Balchem for (i) the Service Price for the services provided hereunder during the preceding month and (ii) any applicable goods and services tax payable pursuant to the Excise Tax Act (Canada); provided that to the extent the full Service Price for any month is not known by the date of such invoice, the invoice shall be based on costs known as of such date, and additional costs for such month may be included in the invoice for future months. Each such invoice shall contain reasonably sufficient detail to allow Balchem to determine the composition of the Service Price set out in such invoice. Balchem shall pay each such invoice within five business days of the date of such invoice. All such payments shall be made by electronic transfer of immediately available funds to an account specified by the Manufacturer. Should Balchem fail to pay the Deposit or any invoice when due, so long as such amount remains unpaid, (x) interest shall accrue on the unpaid amounts at a rate equal to the lesser of 1.5 percent per month or the maximum rate permitted under applicable law and (y) the Manufacturer may, at its sole discretion, suspend production and delivery of the Products (with Balchem remaining liable for the full Service Price during any such suspension). The Deposit shall be applied to the invoice for the Service Price for the last month of the term of this


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

Agreement, and if the Deposit exceeds the invoice amount for such month, the Manufacturer shall promptly refund such excess to Balchem by electronic transfer of immediately available funds to an account specified by Balchem. On a quarterly basis, Balchem shall have the right to audit the books and records and invoice support documentation of Manufacturer in order to verify and confirm the Service Price upon two business days' written notice to Manufacturer.

      8. Trademarks.
         ----------

      (a) License. Part 1 of Exhibit E identifies certain trademarks (the "Balchem Trademarks") owned by Balchem. Balchem hereby grants the Manufacturer, during the term of this Agreement, a license to affix the Balchem Trademarks to any shipping or other documentation and to the bags or other supplies for all quantities of the Products manufactured by the Manufacturer hereunder.

      (b)  License.  Part 2 of  Exhibit E  identifies  certain  trademarks  (the
"Manufacturer Trademarks" and, together with the Balchem Trademarks, the "Trademarks") owned by the Manufacturer which appear on bags and other supplies purchased by Balchem from the Manufacturer pursuant to the Purchase Agreement, which bags and other supplies will be used in the packaging and delivery of the Products pursuant to this Agreement. The Manufacturer hereby grants Balchem, during the term of this Agreement, a license to use the Manufacturer Trademarks, as they appear on such bags and other supplies, in connection with sales of the Products to Balchem's customers.

      (c) Ownership of Trademarks. Each party acknowledges that the other party owns such other party's Trademarks, agrees that such party will do nothing inconsistent with such ownership, and agrees that all use of the other party's Trademarks by such party and all goodwill developed therefrom shall inure to the benefit of such other party. Neither party shall challenge the other party's ownership of its Trademarks, and neither party shall use or register any name, trademark or service mark identical to, resembling or confusingly similar to any of the other party's Trademarks. Each party agrees that nothing in this Agreement shall give such party any right, title or interest in the other party's Trademarks other than the right to use the Trademarks in accordance with this Section 8.

      9. Warranties; Limitation of Liability.
         -----------------------------------

      (a) Warranties. The Manufacturer warrants that all quantities of each Product manufactured and packaged for Balchem hereunder pursuant to an Order shall have been manufactured and delivered in compliance with such Order and shall comply with the Specifications for such Product.

      (b) WARRANTY LIMITATION. EXCEPT AS PROVIDED IN SECTION 9(a), THE MANUFACTURER MAKES NO WARRANTY TO BALCHEM WITH RESPECT TO ANY QUANTITY OF THE PRODUCTS MANUFACTURED HEREUNDER, WHETHER EXPRESS OR IMPLIED, OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. THE MANUFACTURER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY,


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

NON-INFRINGEMENT  OR  FITNESS  FOR A  PARTICULAR  PURPOSE  WITH  RESPECT  TO THE
PRODUCTS.

      (c) Limitation of Liability. All and any liability (including any indemnification obligation) as stipulated in this Agreement of the Manufacturer, shall be limited in accordance with this Section 9(c). If any quantity of the Products manufactured hereunder is found to breach any of the warranties contained in Section 9(a), the Manufacturer's sole and exclusive obligations and liabilities shall be limited to issuance of credit for or replacement of such quantity that is other than as warranted, plus any freight costs related to replacing said such quantity that is other than as warranted, plus any reasonable costs related to the disposal of or return and storage of any such defective Products. The Manufacturer shall not have any liabilities or obligations under the warranties contained in Section 9(a) (i) if Balchem does not provide the Manufacturer with written notice of the claimed breach within the 45 day period described in Section 6, (ii) if the applicable quantity of such Product has been damaged by anyone other than the Manufacturer, or (iii) if the applicable quantity of such Product has defects attributable in any way to abuse, misuse or mishandling by anyone other than the Manufacturer, including defects attributable to defective Raw Materials that Manufacturer could not have reasonably prevented with reasonable due diligence. The Manufacturer's maximum aggregate liability (including any indemnification obligation) under this Agreement whether based on breach of contract or in tort (including negligence) under any warranty or otherwise shall in no event exceed the purchase price of the services provided by the Manufacturer with respect to which any related claim is made. EXCEPT FOR ANY INDEMNIFICATION OBLIGATION ARISING UNDER SECTION 10 FOR CONSEQUENTIAL DAMAGES INCURRED IN CONNECTION WITH ANY PERSONAL INJURY CLAIMS MADE BY THIRD PARTIES, UNDER NO CIRCUMSTANCES SHALL THE MANUFACTURER BE LIABLE TO BALCHEM FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, INDIRECT OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGE TO REPUTATION, LOST BUSINESS OPPORTUNITIES, LOST PROFITS, MENTAL OR EMOTIONAL DISTRESS OR INTERFERENCE WITH BUSINESS OPERATIONS, RELATED TO THIS AGREEMENT.

      10. Indemnification; Insurance.
          --------------------------

      (a) By the Manufacturer. Subject to the limitations set forth in Section 9(c), the Manufacturer shall indemnify, defend and hold Balchem harmless from and against any and all claims, damages, liabilities, losses, judgments, awards, settlements, orders, costs and expenses of every sort, including, without limitation, expenses of investigation, reasonable attorneys' fees and costs of litigation, resulting from or arising out of (i) any breach in performance by the Manufacturer hereunder, (ii) the infringement of any patent or other intellectual property rights of a third party with respect to the process used by the Manufacturer to manufacture the Products, or (iii) the infringement of any trademark rights of any third party by the appearance of any Manufacturer Trademark on any labels or packaging materials for the Products.

      (b) By Balchem. Balchem shall indemnify, defend and hold the Manufacturer harmless from and against any and all claims, damages, liabilities, losses, judgments, awards, settlements, orders, costs and expenses of every sort, including, without limitation, expenses of investigation, reasonable attorneys' fees and costs of litigation, resulting from or arising out of


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

(i) any claim relating to the Products produced by the Manufacturer and delivered to Balchem except to the extent that such claim arises out of the failure by the Manufacturer to manufacture such Products in accordance with the Specifications and other requirements set forth in this Agreement, (ii) any breach in performance by Balchem hereunder or (iii) the infringement of any trademark rights of any third party by the appearance of any Balchem Trademark on any labels or packaging materials for the Products.

      (c) Insurance. During the term of this Agreement, each party hereto shall maintain commercial general liability insurance with per occurrence limits of not less than CAD1,000,000 and products liability insurance with per occurrence limits of not less than CAD1,000,000 for property damage, bodily injury or death. Each party agrees to name the other party as an additional insured with respect to the Products and the Facility, at no premium cost to the other party. Each party shall provide the other party, when reasonably requested, with certificates evidencing the existence of such insurance and providing that such insurance will not be cancelled without at least ten days' written notice to the other party.

      11. Term and Termination.
          --------------------

      (a) Term. Subject to earlier termination of this Agreement in accordance with Section 11(b) and subject to extension as provided in Section 12(d), the term of this Agreement shall begin on the date hereof and shall end on the one-year anniversary of the date hereof.

      (b) Termination. This Agreement may be terminated prior to end of the term set forth in Section 11(a):

            (i) by mutual written consent of Balchem and the Manufacturer;

            (ii) by Balchem, in its sole discretion, upon 30 days' written notice to the Manufacturer at any time after the six-month anniversary of the date hereof;

            (iii) by Balchem upon delivery of written notice to the Manufacturer, if the Manufacturer (A) persistently fails to supply and deliver in a timely manner quantities of the Products required by Orders that conform to the Specifications for such Products and with respect to which Raw Materials are provided in a timely manner as set forth herein, or (B) commits a material breach of this Agreement and such breach is not cured within 30 days after Balchem gives the Manufacturer written notice thereof;

            (iv) by the Manufacturer upon delivery of written notice to Balchem, if Balchem (A) persistently fails to supply and deliver in a timely manner quantities of the Raw Materials, conforming to the Raw Materials Specifications, required for the manufacturer of the Products hereunder,
      (B) persistently fails to pay undisputed amounts due to the Manufacturer hereunder in a timely manner, or (C) commits a material breach of this Agreement and such breach is not cured within 30 days after the Manufacturer gives Balchem written notice thereof; and

            (v) by either party upon written notice to the other party, if the other party (A) admits in writing its inability to pay its debts as they mature, (B) makes an assignment for the benefit of any of its creditors,
      (C) commences any proceeding in bankruptcy or for reorganization, or for the adjustment of any of its debts, and any such proceeding is not discharged within 60 days of commencement, or (D) has a receiver, custodian or trustee appointed for any substantial portion of its assets, or has any proceeding commenced for its dissolution or liquidation, and such receiver, custodian or trustee is not discharged within 60 days of appointment or such proceeding is not discharged within 60 days of commencement.

      (c) Effect of Termination. Termination of this Agreement shall not affect any right, obligation or remedy of a party accruing prior to the effective date of termination; provided, however, that if a party terminates this Agreement pursuant to Section 11(b)(iii), 11(b)(iv) or 11(b)(v), such terminating party may also elect to terminate any Order outstanding as of the effective date of such termination by stating in the terminating party's termination notice that the terminating party has so elected. Notwithstanding anything to the contrary contained in this Agreement, this Section 11 and Sections 3, 8(c), 9, 10 and 12 of this Agreement shall survive any termination of this Agreement.

      12. General Provisions.
          ------------------

      (a) Notice. Except as specifically set forth herein, any notice required or permitted to be given under this Agreement shall be deemed to have been given for all purposes hereunder if given in writing and delivered by hand, by certified mail return receipt requested, by a nationally recognized express courier service or by confirmed facsimile transmission, in each case addressed as follows:


if to Balchem:                BCP Ingredients, Inc.
                              c/o Balchem Corporation
                              52 Sunrise Park Road
                              PO Box 600
                              New Hampton, New York 10958
                              Attn: Dino A. Rossi
                              President
                              Facsimile (845) 326-5702

                              Copies to:

                              Balchem Corporation
                              52 Sunrise Park Road
                              PO Box 600
                              New Hampton, New York 10958
                              Attn:  Matthew Houston, General Counsel
                              Facsimile:  (845) 326-5702

if to the Manufacturer:       Chinook Global Limited


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

                              224 Holt Line W.,
                              Sombra, ON., Canada
                              N0P 2H0
                              Attn:  Ronald C. Breen CFO

                              Copies to:

                              Dean R. Lacy
                              64 Riverdale Dr.,
                              Covington, LA 70433

                              Robinson, Bradshaw & Hinson, P.A.
                              101 North Tryon Street, Suite 1900
                              Charlotte, NC  28246
                              Attn:  Richard S. Starling
                              Facsimile:  (704) 378-4000

                              Harrison Pensa, LLP
                              450 Talbot St.,
                              London, ON., Canada
                              N6A 4K3
                              Attn:  J Peter Spence
                              Facsimile:  (519) 667-3362

or to such other address for a party as such party shall designate by written notice to the other party given in accordance with this Section 12(a). Any such notice shall be deemed to have been given upon receipt on the day of delivery when delivered by hand, on the third business day after dispatch if sent by certified mail, on the first business day after dispatch if sent by express courier, when transmitted if sent by confirmed facsimile transmission on a business day and on the first business day after transmission if sent by confirmed facsimile transmission on a day that is not a business day.

      (b) Taxes. Balchem shall be obligated to pay all, and shall not be entitled to reimbursement from the Manufacturer for the amount of any, excise, import, sales, use or other taxes or duties, any license fees or other charges or increases thereof due in connection with the manufacture, packaging and storage of the Products hereunder. Any charges for such taxes by Manufacturer shall be net of any corresponding refunds of such taxes received by Manufacturer.

      (c) Regulatory Filings. Balchem shall fulfill all approval and reporting requirements of applicable federal, state and provincial regulatory agencies with respect to the sale of the Products supplied by the Manufacturer hereunder, provided that the Manufacturer shall cooperate with Balchem in providing any data or other information readily available to the Manufacturer concerning the Products which will enable Balchem to secure the approvals necessary for the Products.

      (d) Force Majeure. Neither party shall be liable hereunder for any delay in performance on nonperformance hereunder to the extent such delay or nonperformance is caused


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

by an event, occurrence, or circumstance beyond such party's reasonable control, including fire, flood, explosion, storm, hurricane, strike, lockout or other labor dispute, shortage of raw materials, riot, war, rebellion, accidents, natural catastrophe or other acts of God, or acts of governmental authorities (each, a "Force Majeure Event"). A party delaying performance or failing to perform hereunder due to a Force Majeure Event shall (i) promptly give the other party written notice thereof, setting forth the cause and expected duration of any delay and (ii) take necessary actions to eliminate, cure and overcome such cause to the extent possible and resume performance hereunder. If one or more Force Majeure Events occur during the term of this Agreement, the term shall be automatically extended for the period or periods during which a party's performance is delayed or prevented by such event or events. In addition, during the continuation of a Force Majeure Event affecting the Manufacturer, to the extent requested by Balchem, the Manufacturer shall assist Balchem, at Balchem's expense, in arranging for the manufacture, packaging and storage of Products by a third party acceptable to Balchem in quantities sufficient to meet Balchem's requirements for Products during the continuation of such event. "Force Majeure Events" shall include, in the case of Manufacturer, the disapproval by Balchem of a plant maintenance or capital project pursuant to Section 7(a), but the preceding three sentences shall not apply to any such Force Majeure Event.

      (e) Confidential and Proprietary Information. The parties agree not to disclose to any third party (but specifically excluding any affiliates or representatives of the parties) and not to use, except for the purpose of this Agreement, any technical or commercial information of a confidential or proprietary nature that is not generally known in the industry and that is first made available to either of the parties by the other party or which either party may have learned from the other party in the course of this Agreement ("Confidential Information"). Notwithstanding the foregoing, a party may disclose any Confidential Information of the other if required by law or judicial process; provided, the party subject to such law or process notifies the other party and reasonably cooperates, at the other party's expense, in efforts to prevent or limit such disclosure. This provision shall survive any termination of this Agreement and shall continue with respect to any Confidential Information for two years.

      (f) Governing Law; Jurisdiction. This Agreement shall be governed by the substantive laws of the State of Delaware, without regard to the conflicts of laws principles thereof. The state and federal courts located in the Eastern District of Michigan shall have exclusive jurisdiction over any disputes arising under this Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement, the performance of any obligations hereunder or any aspect of any dispute arising hereunder.

      (g) Relationship Of Parties. The Manufacturer is and shall remain an independent contractor with respect to Balchem. Neither the Manufacturer nor Balchem shall be considered the agent of the other for any purpose whatsoever, and neither the Manufacturer nor Balchem has any authority to enter into any contracts or assume any obligations for the other or to make any warranties or representations on behalf of the other. Nothing in this Agreement shall be considered to establish a partnership or joint venture relationship between the Manufacturer and Balchem.

      (h) Amendment; Conflicting Terms. This Agreement may be amended only by means of a writing signed by both parties hereto. The terms of this Agreement shall control over any inconsistent terms contained in any form of Order, purchase order or acknowledgement issued by either party. If any offer, acceptance, Order, purchase order or acknowledgement contains any terms or conditions that are inconsistent with those contained herein, such terms and conditions are hereby rejected by both parties hereto. The parties may vary or deviate from the terms of this Agreement with respect to any Order only by means of a writing, signed by both parties, that expressly refers to this Agreement and states that the terms of such Order take precedence over this Agreement.

      (i) Waivers. Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      (j) Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any prior or other agreements or understandings between the parties with respect thereto.

      (k) Severability. Any part of this Agreement held to be invalid or unenforceable shall be deemed ineffective to the extent thereof without affecting the validity or enforceability of any other part of this Agreement.

      (l) Assignment; Third-Party Rights. Neither party may assign this Agreement or delegate any of its obligations hereunder without the prior written consent of the other party, which consent shall not be withheld unreasonably; provided, however, that either party may assign this Agreement without the consent of the other party to any purchaser of all or substantially all of the assets of the party wishing to make such assignment. This Agreement and its provisions are for the sole benefit of the parties to this Agreement and their successors and permitted assigns and shall not give any person or entity any legal or equitable right, remedy or claim.

      (m) Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages hereto by facsimile or e-mail transmission shall constitute effective execution and delivery of this Agreement, and such copies may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

      (n) Currency; Setoff. All payments required to be made by a party hereunder shall be made in United States Dollars and the use of the dollar sign herein and all other references to dollars herein are references to United States Dollars unless specifically provided otherwise herein. The parties expressly agree that Balchem shall not be entitled to set off any amounts due by Balchem to the Manufacturer hereunder or pursuant to any other agreement between Balchem and the Manufacturer against any amounts due from the Manufacturer to Balchem hereunder or pursuant to any other agreement between Balchem and the Manufacturer.

      (o) Interpretation. The section and subsection headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                         [Signatures on following page.]


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

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Tolling Agreement as of the date first set forth above.


                                    BCP INGREDIENTS, INC.


                                    By:    /s/ Dino A. Rossi
                                          --------------------------------------
                                    Name:  Dino A. Rossi
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------

                                    CHINOOK GLOBAL LIMITED


                                    By:    /s/ Ronald Breen
                                          --------------------------------------
                                    Name:  Ronald Breen
                                          --------------------------------------
                                    Title: CFO
                                           -------------------------------------


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